                                                                     Exhibit 1.1

                                                                  EXECUTION COPY



                             SYNTROLEUM CORPORATION

                            (a Delaware corporation)


                              5,250,000 Shares of
                                  Common Stock



                              Dated June 29, 2000

                               TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
SECTION 1.  REPRESENTATIONS AND WARRANTIES........................................   3
     (a)    Representations and Warranties by the Company.........................   3
            (1)      Compliance with Registration Requirements....................   3
            (2)      Incorporated Documents.......................................   4
            (3)      Independent Accountants......................................   4
            (4)      Financial Statements.........................................   4
            (5)      No Material Adverse Change in Business.......................   4
            (6)      Good Standing of the Company.................................   5
            (7)      Good Standing of Subsidiaries................................   5
            (8)      Capitalization...............................................   5
            (9)      Authorization of this Purchase Agreement.....................   6
            (10)     Authorization of Common Stock................................   6
            (11)     Descriptions of the Securities...............................   6
            (12)     Absence of Defaults and Conflicts............................   6
            (13)     Absence of Labor Dispute.....................................   7
            (14)     Absence of Proceedings.......................................   7
            (15)     Accuracy of Exhibits and Prospectus..........................   7
            (16)     Absence of Further Requirements..............................   7
            (17)     Possession of Intellectual Property..........................   8
            (18)     Possession of Licenses and Permits...........................   9
            (19)     Title to Property............................................   9
            (20)     Investment Company Act.......................................  10
            (21)     Environmental Laws...........................................  10
            (22)     Registration Rights..........................................  10
            (23)     Transfer Taxes...............................................  11
            (24)     Tax Returns..................................................  11
            (25)     Insurance....................................................  11
            (26)     No Restrictions on Subsidiary Dividends......................  11
            (27)     Internal Auditing Controls...................................  11
            (28)     No Manipulation of Price.....................................  12

            (29)     ERISA........................................................  12
            (30)     Absence of Certain Changes...................................  12
     (b)    Officers' Certificates................................................  12
SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING............................  13
     (a)    Initial Securities....................................................  13
     (b)    Option Securities.....................................................  13
     (c)    Payment...............................................................  13
     (d)    Denominations; Registration...........................................  14
SECTION 3.  COVENANTS OF THE COMPANY..............................................  14
     (a)    Compliance with Securities Regulations and Commission Requests........  14
     (b)    Filing of Amendments..................................................  14
     (c)    Delivery of Registration Statements...................................  15
     (d)    Delivery of Prospectuses..............................................  15
     (e)    Continued Compliance with Securities Laws.............................  15
     (f)    Blue Sky Qualifications...............................................  16
     (g)    Earnings Statement....................................................  16
     (h)    Use of Proceeds.......................................................  16
     (i)    Listing...............................................................  16
     (j)    Restriction on Sale of Securities.....................................  16
     (l)    Reporting Requirements................................................  16
SECTION 4.  PAYMENT OF EXPENSES...................................................  17
     (a)    Expenses..............................................................  17
     (b)    Termination of Agreement..............................................  17
SECTION 5.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS...............................  17
     (a)    Effectiveness of Registration Statement...............................  17
     (b)    Opinion of Counsel for Company........................................  18
     (c)    Opinion of Counsel for Underwriters...................................  18
     (d)    Officers' Certificate.................................................  18
     (e)    Accountant's Comfort Letter...........................................  18
     (f)    Bring-down Comfort Letter.............................................  19
     (g)    Approval of Listing...................................................  19
     (h)    Lock-up Agreements....................................................  19

     (i)    Over-Allotment Option.................................................  19
     (j)    Additional Documents..................................................  20
     (k)    Termination of this Purchase Agreement................................  20
SECTION 6.  INDEMNIFICATION.......................................................  20
     (a)    Indemnification of Underwriters.......................................  20
     (b)    Indemnification of Company, Directors and Officers....................  21
     (c)    Actions against Parties; Notification.................................  21
     (d)    Settlement without Consent if Failure to Reimburse....................  22
SECTION 7.  CONTRIBUTION..........................................................  22
SECTION 8.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY........  24
SECTION 9.  TERMINATION OF AGREEMENT..............................................  24
     (a)    (a) Termination; General..............................................  24
     (c)    Liabilities...........................................................  24
SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS............................  24
SECTION 11. NOTICES...............................................................  25
SECTION 12. PARTIES...............................................................  25
SECTION 13. GOVERNING LAW AND TIME................................................  25
SECTION 14. EFFECT OF HEADINGS....................................................  26

                             SYNTROLEUM CORPORATION
                            (a Delaware corporation)

                              5,250,000 Shares of
                                  Common Stock

                               PURCHASE AGREEMENT
                                                            June 29, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Petrie Parkman & Co., Inc.
       as Representatives of the several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Syntroleum Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Petrie Parkman & Co., Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 787,500 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 5,250,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 787,500 shares of Common Stock subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Purchase Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-32968) and pre-effective amendment no. 1 thereto for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution hereof and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution hereof; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462 (b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the forms first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to the final prospectus and the preliminary prospectus supplement relating to the offering of the Securities that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Purchase Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Purchase Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, prior to the execution hereof; and all references in this Purchase Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the execution hereof.

SECTION 1.  Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter, as of the date hereof, as of the Closing Time (as defined in Section 2(c) hereof) and as of each Date of Delivery, if any, (as defined in Section 2(b) hereof) (in each case, a "Representation Date"), and agrees with each Underwriter, as follows:

          (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto, if any, became effective and at the Closing Time and the Date of Delivery, if any, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule
     434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and the Prospectus complied when filed pursuant to Rule 424 under the 1933 Act, in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be substantially identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (4) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated Subsidiaries (as defined in Section 1(a)(7) hereof), or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

         (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Purchase Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, have a Material Adverse Effect.

          (7) Good Standing of Subsidiaries . All of the subsidiaries of the Company are listed on Schedule C attached hereto (each, a "Subsidiary" and, collectively, the "Subsidiaries"). Each of the Subsidiaries has been duly organized and is validly existing as a limited partnership, a limited liability company, a corporation or other entity, as the case may be, in good standing (or similarly certified to be in compliance with the organizational requirements applicable to it) under the laws of the jurisdiction of its organization or incorporation, as the case may be, has corporate, partnership, limited liability company or other entity power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign limited partnership, limited liability company, corporation or other entity, as applicable, to transact business and is in good standing (or similarly certified to be in compliance with the organizational requirements applicable to it) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock, membership interests or partnership interests, as the case may be, of each Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company, directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

          (8) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth under the caption "Description of Capital Stock" in the Prospectus (except for subsequent issuances thereof, if any, pursuant to this Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or other similar rights of any securityholder of the Company. Except as set forth in or contemplated by the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (9) Authorization of this Purchase Agreement. This Purchase Agreement has been duly authorized, executed and delivered by the Company.

          (10) Authorization of Common Stock. The Securities have been duly authorized by the Company for issuance and sale pursuant to this Purchase Agreement and, when issued and delivered by the Company pursuant to this Purchase Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and, except as set forth in the Prospectus, will not be subject to preemptive or other similar rights of any securityholder of the Company. No holder of the Securities is or will be subject to personal liability by reason of being such a holder.

          (11) Descriptions of the Securities. The Securities being sold pursuant to this Purchase Agreement when issued and delivered in accordance with the terms hereof, will conform to the statements relating thereto contained in the Prospectus and the certificate representing such Securities will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (12) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws or other organizational documents or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject (collectively, "Agreements and Instruments"), which violation or default could, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Purchase Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in this Section 1(a)(12)) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances as could not, individually or in the aggregate, have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

         (13) Absence of Labor Dispute. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (14) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or any arbitrator or governmental agency, authority or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its Subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Prospectus, this Purchase Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (15) Accuracy of Exhibits and Prospectus. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required. All descriptions in the Prospectus of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects. The statements in the Prospectus under the headings "Risk Factors--We could have indemnification liabilities to licensees relating to the operation of GTL plants based on the Syntroleum Process or intellectual property disputes," "Description of Capital Stock," "Business--Implementation of Syntroleum's Business Strategy--Licensing Agreements,--Key Testing and Commercial Projects,--Government Regulation and--Legal Proceedings" and "Shares Eligible for Future Sale--Options and--Registration Rights Agreements" fairly summarize the matters therein described in all material respects.

         (16) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or any arbitrator or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations hereunder or the consummation of the transactions contemplated by this Purchase Agreement, other than those which have already been made or obtained or will be made or obtained prior to the Closing Time under the 1933 Act, the 1933 Act Regulations, and the state securities laws.

         (17) Possession of Intellectual Property. To the Company's best knowledge, the Company and its Subsidiaries own, possess or have the right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, the "Intellectual Property") necessary to carry on the business as described in the Prospectus and have taken all steps reasonably necessary to secure assignments of such Intellectual Property from their employees and contractors. Except as set forth in the Prospectus under the caption "Business--Intellectual Property" or as would not, individually or in the aggregate, have a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property owned by the Company, except pursuant to agreements with the Company; (b) to the Company's knowledge after due inquiry, there is no infringement by third parties of any such Intellectual Property; (c) to the Company's knowledge after due inquiry, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company's knowledge after due inquiry, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company has not received any notice and is unaware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would form a reasonable basis for any such claim or would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein;
     (e) to the Company's knowledge after due inquiry, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any valid, enforceable patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company's knowledge after due inquiry, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; (g) there is no prior act of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; (h) none of the Intellectual Property has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual or fiduciary obligation binding on the Company, any of its Subsidiaries or any of their respective directors, executive officers, employees or consultants; (i) the Company and its Subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of the Company's trade secrets; (j) to the Company's knowledge after due inquiry, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any valid, enforceable Intellectual Property of third parties; and (k) to the Company's knowledge after due inquiry, there are no legal or governmental proceedings pending relating to the Intellectual Property other than the prosecution by the Company and its Subsidiaries of their respective patent applications before the United States Patent Office and appropriate foreign government agencies, and, to the Company's knowledge after due inquiry, no proceedings are threatened or contemplated by governmental authorities or others relating to the Intellectual Property.

          (18) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (19) Title to Property. Each of the Company and its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, defects or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. All of the leases and subleases material to the business of the Company and its Subsidiaries considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are valid and in full force and effect and enforceable against the Company or its Subsidiaries, as the case may be, and to the best of the Company's knowledge, the other parties hereto, and neither the Company nor any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

          (20) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").


          (21) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) neither the Company nor any of its Subsidiaries fails to possess any permit, authorization or approval required under any applicable Environmental Laws or to be in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) to the Company's knowledge after due inquiry, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws. Except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (22) Registration Rights. Except as otherwise disclosed in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (23) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Purchase Agreement or the issuance by the Company or sale by the Company of the Securities.

          (24) Tax Returns. The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (25) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds, if any, insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (26) No Restrictions on Dividends. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, membership interest or limited partnership or other entity interest, as the case may be, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus, as provided in the charter and bylaws or other organizational documents of such Subsidiary or as restricted by applicable law.

          (27) Internal Auditing Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (28) No Manipulation of Price. The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (29) ERISA. Each of the Company and its Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its Subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (30) Absence of Certain Changes. Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (as contemplated in the Prospectus) or long-term debt of the Company or its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

     (b)  Officers' Certificates.   Any certificate signed by any officer of the
Company or any of its Subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 787,500 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives and specified in such notice, but shall not be earlier than two nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined in Section 2(c) hereof). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY 10006, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

    (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter, as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Purchase Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

     (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

     (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities, prior to the Closing Time, on the Nasdaq National Market.

     (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
(A) the Securities to be sold hereunder (B) any shares of Common Stock issued pursuant to any options, rights or warrants outstanding on the date of this Agreement or issued pursuant to employee benefit plans of the Company referred to in the Prospectus or (C) shares of Common Stock or other securities issued in connection with acquisitions and private placements by the Company approved by Merrill Lynch, such approval not to be unreasonably withheld, provided that the recipients of such shares or other securities agree in writing to be bound by the restrictions contained in this Section 3(j) with respect to such shares or other securities.

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Purchase Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Purchase Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Securities under state securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses incurred with respect to the listing of the Securities and (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities.

     (b) Termination of Agreement. If this Purchase Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon

Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

     (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of:
(i) Baker Botts L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request and (ii) Eric Grimshaw, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request, in each case, together with signed or reproduced copies of such letter for each of the other Underwriters.

     (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

     (d) Officers' Certificate. (i) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer and Chairman of the Board or the President and Chief Operating Officer of the Company and of the Vice President and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time under this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

     (ii) At the Closing Time, the Representatives shall have received a certificate of the General Counsel, dated as of the Closing Time, to the effect set forth in Exhibit D hereto.

     (e) Accountant's Comfort Letter. At the time of the execution of this Purchase Agreement, the Representatives shall have received from Arthur Andersen LLP a letter dated such date, substantially in the form as the draft letter set forth in Annex A or otherwise in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Arthur Anderson LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (g)  Approval of Listing.   At Closing Time, the Securities shall have been
approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

     (h) Lock-up Agreements. At the date of this Purchase Agreement, the Representatives shall have received an agreement, substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

     (i) Over-Allotment Option. In the event the Underwriters exercise their option to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its Subsidiaries hereunder shall be true and correct as of each Date of Delivery, and, at the relevant Date of Delivery, the Representatives shall have received:

          (1) A certificate, dated such Date of Delivery, of each of (i) the Chief Executive Officer and Chairman of the Board or the President and Chief Operating Officer of the Company and the Vice President and Chief Financial Officer and (ii) the General Counsel of the Company, confirming that the certificate delivered by such parties at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (2) The favorable opinion of each of (i) Baker Botts L.L.P., counsel for the Company and (ii) Eric Grimshaw, General Counsel of the Company, in each case, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion respectively required by Section 5(b) hereof.

          (3) The favorable opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (4) A letter from Arthur Andersen LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

     (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (k) Termination of this Purchase Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Purchase Agreement (or, in the case of any condition to the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase the Option Securities on such Date of Delivery) may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.

     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, that with respect to any untrue statement or omission of material fact made in any preliminary prospectus, this indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the 1933 Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus.

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the

Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could reasonably be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with this
Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Purchase Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Purchase Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Purchase Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto, and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Purchase Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities to the Underwriters.

     SECTION 9.  Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Purchase Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if (i) there has been, since the time of execution of this Purchase Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred since the time of execution of this Purchase Agreement any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Purchase Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Purchase Agreement (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Purchase Agreement (or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities to be purchased on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Purchase Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell with respect to the related Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at World Financial Center, North Tower, New York, New York 10281-1201, attention of .; and notices to the Company shall be directed to it at Syntroleum Corporation, 1350 South Boulder, Suite 1100, Tulsa, Oklahoma, 74103, attention of General Counsel.

     SECTION 12. Parties. This Purchase Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Purchase Agreement or any provision herein. This Purchase Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF

THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Purchase Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                              Very truly yours,

                              SYNTROLEUM CORPORATION

                              By: /s/ RANDALL M. THOMPSON
                                  ----------------------------------------------
                                  Name:  Randall M. Thompson
                                  Title: Vice President and Chief Operating
                                  Officer

CONFIRMED AND ACCEPTED,
 as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
SALOMON SMITH BARNEY INC.
PETRIE PARKMAN & CO., INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED

By: /s/ CHRISTOPHER MIZE
    -------------------------------------
           Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                                                      SCHEDULE A

                                                                                  Number of
                                                                                   Initial
                         Name of Underwriter                                     Securities
                         -------------------                                     ----------
Merrill Lynch, Pierce, Fenner & Smith                                             1,091,250
        Incorporated......................................................
Goldman, Sachs & Co.......................................................        1,091,250
J.P. Morgan Securities Inc................................................        1,091,250
Salomon Smith Barney Inc..................................................        1,091,250
Petrie Parkman & Co., Inc.................................................          485,000
George K. Baum & Company..................................................          200,000
Security Investment Company of Kansas City................................          200,000
                                                                                  ---------
Total.....................................................................        5,250,000
                                                                                  =========

                                    Sch A-1

                                                                      SCHEDULE B

                             SYNTROLEUM CORPORATION

                        5,250,000 Shares of Common Stock
                          (Par Value $0.01 Per Share)

1. The initial public offering price per share for the Securities shall be $17.50.

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $16.45, being an amount equal to the initial public offering price set forth above less $1.05 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                    Sch B-1

                                                                      SCHEDULE C
                          Subsidiaries of the Company

Syntroleum International Corporation (a Delaware corporation) Syntroleum/Sweetwater Company, L.L.C. (a Delaware limited liability company) Syntroleum International Holdings, Ltd. (a Cayman Islands exempted company) Syntroleum Sweetwater Holdings, Ltd. (a Cayman Islands exempted company) Syntroleum Sweetwater Operations, Ltd. (a Cayman Islands exempted company) Syntroleum Australia Licensing Corporation (a Delaware corporation) Syntroleum Australia Credit Corporation (a Delaware corporation)
Scout Development Corporation (a Missouri Corporation)
Scout Development Corporation of New Mexico (a Missouri Corporation)
BMA Resources, Inc. (a Missouri Corporation)
529 Partners, Ltd. (a Texas limited partnership)
Lot Development, Inc. (a Texas Corporation)
Carousel Apartment Homes, Inc. (a Georgia Corporation)

                                    Sch C-1

                                                                      SCHEDULE D

                LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Kenneth L. Agee
Mark A. Agee
Charles A. Bayens
Carla S. Covey
Eric Grimshaw
Paul F. Schubert
Michael P. Stewart
Randall M. Thompson
Larry J. Weick
Alvin R. Albe, Jr.
Frank M. Bumstead
Robert A. Day
P. Anthony Jacobs
Robert Rosene, Jr.
James R. Seward
J. Edward Sheridan
William D. Grant

                                    Sch D-1

                        FORM OF LOCK-UP FROM DIRECTORS,
                         OFFICERS OR OTHER STOCKHOLDERS
                            PURSUANT TO SECTION 5(H)

                                                                       Exhibit A

                                   ., 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Petrie Parkman & Co., Inc.
 as Representatives of the several
 Underwriters to be named in the
 within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

     Re:  Proposed Public Offering by Syntroleum Corporation

Dear Sirs:

     The undersigned, a stockholder [and an officer and/or director] of Syntroleum Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Petrie Parkman & Co., Inc. propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $0.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided that the foregoing restriction shall not apply to (i) bona fide pledges of securities existing on the date of this letter and (ii) intra-family transfers or transfers to trusts for estate planning purposes if the transferee of such securities agrees in writing to be bound by the restrictions contained in this letter with respect to such securities.

                                      Very truly yours,

                                      Signature:
                                                 -------------------------------

                                      Print Name:
                                                  ------------------------------

                                                                       Exhibit B

                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

     (3) The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Prospectus under the heading "Description of Capital Stock" (except for (x) subsequent issuances thereof, if any, pursuant to the Purchase Agreement or as contemplated by the Prospectus, (y) pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or (z) pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and, to our knowledge, none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company. To our knowledge, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

     (4) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

     (5) The Securities have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement. The Securities, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration therefor specified in the Purchase Agreement, will be validly issued, fully paid and non-assessable and, to our knowledge, such issuance of the Securities will not be subject to preemptive or other similar rights of any securityholder of the Company. The form of certificate used to evidence the Securities complies in all material respects with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of the Nasdaq National Market.

     (6) The Securities being sold pursuant to this Purchase Agreement conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the heading "Description of Capital Stock".

     (7) The information set forth in the Prospectus under the heading "Description of Capital Stock," and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, agreements, documents, legal proceedings or legal conclusions or the Company's charter or bylaws or purports to describe the provisions of laws and documents, has been reviewed by us and is an accurate and fair summary in all material respects.

     (8) The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement (including the issuance and sale of the Securities and the application of the net proceeds from the sale of the Securities as described in the Prospectus) and compliance by the Company with its obligations thereunder have been duly authorized by all necessary corporate action and (a) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(12) of the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to any filing of the Company with the SEC since August 7, 1998 to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, (b) will not result in any violation of the provisions of the charter or by-laws of the Company or (c) will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, of the United States or the States of Delaware or Texas, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, except in the cases of clauses (a) and (c) as would not, individually or in the aggregate, have a Material Adverse Effect.

     (9) To our knowledge, there are no contracts or documents required to be described or referred to in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto. All descriptions in the Prospectus of contracts and other documents to which the Company or its Subsidiaries are a party under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operation--Overview--Real Estate Revenues", "--Results of Operation --Overview", "--Liquidity and Capital Resources--Initial Specialty Product GTL Plant", "Business--Implementation of Syntroleum's Business Strategy--Key Testing and Commercial Projects--Sweetwater Project", "Management--Executive Employment Agreements" and "Shares Eligible for Future Sale--Registration Rights Agreements" are accurate in all material respects.

     (10) To our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (11) The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To our knowledge, no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

     (12) The Registration Statement (including any Rule 462(b) Registration Statement) and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement (including any Rule 462(b) Registration Statement) and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than (i) the financial statements and supporting schedules contained or incorporated by reference therein or omitted therefrom (including the notes thereto and the auditors' reports thereon) or (ii) the other accounting or financial information contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (13) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (other than (i) the financial statements and supporting schedules contained or incorporated by reference therein or omitted therefrom (including the notes thereto and the auditors' reports thereon) or (ii) the other accounting or financial information contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, appear on their face to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

     (14) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of the transactions contemplated by this Purchase Agreement, other than under the 1933 Act and the 1933 Act Regulations which have already been made, obtained or rendered, as applicable, and under state securities laws, as to which we have not been asked to express an opinion.

     (15) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (16) To our knowledge, except as otherwise disclosed in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

     We have participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we did not independently verify such information and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as otherwise expressly provided in clauses (6) and (7) of such opinion), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement (except for (i) financial statements and supporting schedules contained or incorporated by reference therein or omitted therefrom (including the notes thereto and the auditors' reports thereon) or (ii) the other accounting or financial information contained or incorporated by reference therein or omitted therefrom, as to which we have not been asked to comment) on the effective date of the Registration Statement and any post-effective amendment thereto included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto (except for (i) the financial statements and supporting schedules contained or incorporated by reference therein or omitted therefrom (including the notes thereto and the auditors' report thereon) or (ii) the other accounting or financial information contained or incorporated by reference therein, as to which we have not been asked to comment) as of the date it was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (a) state that their opinion is limited to matters governed by the Federal laws of the United States of America, the corporate laws of the State of Delaware and the laws of the State of Texas,
(b) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials and other sources believed by them to be responsible, and (c) assume that the signatures on all documents examined by them are genuine, all documents submitted to them are authentic, and all documents submitted as certified or photostatic copies or translations conform with the originals.
Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). In rendering such opinion, Baker Botts L.L.P. may state that their letter is furnished as counsel for the Company to the Underwriters and is solely for the benefit of the several Underwriters.

                                                                       Exhibit C

                  FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     (1) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

     (2) Each Subsidiary has been duly organized or incorporated, as the case may be, and is validly existing as a limited partnership, a limited liability company, a corporation or other entity, as the case may be, in good standing (or similarly certified to be in compliance with the organizational requirements applicable to it) under the laws of the jurisdiction of its organization or incorporation, has partnership, limited liability company, corporate or other entity power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign limited partnership, limited liability company, corporation or other entity, as applicable, to transact business and is in good standing (or similarly certified to be in compliance with the organizational requirements applicable to it) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise described in the Prospectus, all of the issued and outstanding membership interests, partnership interests or capital stock, as applicable, of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to my knowledge, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for Lot Development Inc., 75% of the outstanding capital stock of which is so owned by the Company, directly or through Subsidiaries. To my knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary.

     (3) To my knowledge, (a) neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws or other organizational documents or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, and (b) no default by the Company or any of its Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

     (4) To my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its Subsidiaries thereof is subject, before or by any court or any arbitrator or governmental agency, authority or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Purchase Agreement or the performance by the Company of its obligations thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (5) The Company and its Subsidiaries possess such Governmental Licenses (as defined in Section 1(a)(18) of the Purchase Agreement) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect. To my knowledge, neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (6) (a) The Company and its Subsidiaries own and possess each of the patents, trademarks, service marks and trade names set forth on Exhibit A to this opinion; (b) to my knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property; (c) to my knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property and the Company has not received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property; (d) to my knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (e) to my knowledge, there are no legal or governmental proceedings pending relating to the Intellectual Property other than the prosecution by the Company and its Subsidiaries of their respective patent applications before the United States Patent Office and appropriate foreign government agencies, and no proceedings are threatened or contemplated by governmental authorities or others relating to the Intellectual Property.

     I have participated in conferences with certain officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration

Statement and the Prospectus and related matters were discussed. Although I did not independently verify such information and am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, I advise you that, on the basis of the foregoing, no facts have come to my attention that lead me to believe that the Registration Statement (except for (i) financial statements and supporting schedules contained or incorporated by reference therein or omitted therefrom (including the notes thereto and the auditors' reports thereon) or (ii) the other accounting or financial information contained or incorporated by reference therein or omitted therefrom, as to which I have not been asked to comment) on the effective date of the Registration Statement and any post-effective amendment thereto included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto (except for (i) the financial statements and supporting schedules contained or incorporated by reference therein or omitted therefrom (including the notes thereto and the auditors' report thereon) or (ii) the other accounting or financial information contained or incorporated by reference therein, as to which I have not been asked to comment) as of the date it was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may (a) state that his opinion is limited to matters governed by the Federal laws of the United States of America, the corporate laws of the State of Delaware and the laws of the State of Oklahoma, (b) rely as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials and other sources believed by him to be responsible, and (c) assume that the signatures on all documents examined by him are genuine, all documents submitted to him are authentic, and all documents submitted as certified or photostatic copies or translations conform with the originals. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). In rendering such opinion, Mr. Grimshaw may state that his letter is furnished as General Counsel of the Company to the Underwriters and is solely for the benefit of the several Underwriters.

                                                                       Exhibit D

                     FORM OF CERTIFICATE OF GENERAL COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(D)

     Reference is made to the Purchase Agreement, dated ________, 2000, by and among Syntroleum Corporation, a Delaware corporation (the "Company"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Petrie Parkman & Co., Inc as representatives of the other Underwriters named in Schedule A thereto (the "Purchase Agreement"). All capitalized terms used herein which are not defined herein have the meanings given to them in the Purchase Agreement.

     The undersigned hereby certifies that he is the duly elected or duly appointed General Counsel of the Company.

     Pursuant to Section 5(d)(ii) of the Purchase Agreement, the undersigned hereby certifies to the Underwriters as follows:

          (1) To the Company's best knowledge, the Company and its Subsidiaries own, possess or have the right to use, or can acquire on reasonable terms, the Intellectual Property necessary to carry on the business as described in the Prospectus and have taken all steps reasonably necessary to secure assignments of such Intellectual Property from their employees and contractors. Except as set forth in the Prospectus under the caption "Business--Intellectual Property" or as would not, individually or in the aggregate, have a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property owned by the Company, except pursuant to agreements with the Company; (b) to the Company's knowledge after due inquiry, there is no infringement by third parties of any such Intellectual Property; (c) to the Company's knowledge after due inquiry, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the Company's knowledge after due inquiry, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company has not received any notice and is unaware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would form a reasonable basis for any such claim or would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein; (e) to the Company's knowledge after due inquiry, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any valid, enforceable patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the Company's knowledge after due inquiry, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; (g) there is no prior act of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; (h) none of the Intellectual Property has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual or fiduciary obligation binding on the Company, any of its Subsidiaries or any of their respective directors, executive officers, employees or consultants; (i) the Company and its Subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of the Company's trade secrets; (j) to the Company's knowledge after due inquiry, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any valid, enforceable Intellectual Property of third parties; and (k) to the Company's knowledge after due inquiry, there are no legal or governmental proceedings pending relating to the Intellectual Property other than the prosecution by the Company and its Subsidiaries of their respective patent applications before the United States Patent Office and appropriate foreign government agencies, and, to the Company's knowledge after due inquiry, no proceedings are threatened or contemplated by governmental authorities or others relating to the Intellectual Property.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this _____ day of __________, 2000.


                         _____________________________
                         Name:  Eric Grimshaw
                         Title:  General Counsel

                                                                         Annex A

         DRAFT OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)


June 29, 2000

Syntroleum Corporation
1350 South Boulder, Suite 1100
Tulsa, Oklahoma  74119

        and

Merrill Lynch Pierce, Fenner & Smith Incorporated     ) As Representatives of
Goldman, Sachs & Co.                                  ) the Several Underwriters
J. P. Morgan Securities Inc.                          )
Salomon Smith Barney Inc.                             )
Petrie Parkman & Co., Inc.



Dear Sirs:

We have audited the consolidated balance sheets of Syntroleum Corporation and subsidiaries (the Company) as of December 31, 1999 and 1998, and the consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999, included in the registration statement (no. 333-32968) on Form S-3 filed by the Company under the Securities Act of 1933 (the Act); our report with respect thereto is also included in that registration statement. The registration statement and the related prospectus supplement, as amended on June 29, 2000, are herein referred to as the registration statement.

In connection with the registration statement--

1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC.

2. In our opinion, the consolidated financial statements audited by us and included in the registration statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the company as of any date or for any period subsequent to December 31, 1999; although we have conducted an audit for the year ended December 31, 1999, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 1999, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of March 31, 2000, and the unaudited consolidated statements of operations, stockholders' equity, and cash flows for the three-month periods ended March 31, 2000 and 1999, included in the registration statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 1999.

Syntroleum Corporation
         and
Merrill Lynch Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Petrie Parkman & Co., Inc.
Page 2
June 29, 2000

4. For purposes of this letter we have read the 2000 minutes of meetings of the stockholders and the board of directors of the Company and its subsidiaries as set forth in the minute books at June 28, 2000, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to June 28, 2000, as follows (our work did not extend to the period from June 28, 2000, to June 29, 2000, inclusive):

   a. With respect to the three-month periods ended March 31, 2000 and 1999, we have--

        (i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated balance sheet as of March 31, 2000, and unaudited consolidated statements of operations, stockholders' equity, and cash flows for the three-month periods ended March 31, 2000 and 1999, included in the registration statement.

        (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

   b. With respect to the period from April 1, 2000, to May 31, 2000, we have--

        (i) Read the unaudited consolidated financial statements of the Company and subsidiaries for April and May of both 1999 and 2000 furnished us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to May 31, 2000, were available. The financial information for April and May 1999 and 2000 is incomplete in that it omits the statements of cash flows and other disclosures.

        (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included in the registration statement.

The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

Syntroleum Corporation
         and
Merrill Lynch Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Petrie Parkman & Co., Inc.
Page 3
June 29, 2000

5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that--

   a. (i) Any material modifications should be made to the unaudited consolidated financial statements described in 4a(i), included in the registration statement, for them to be in conformity with accounting principles generally accepted in the United States.

      (ii) The unaudited consolidated financial statements described in 4a(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

   b. (i) At May 31, 2000, there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown in the March 31, 2000, unaudited consolidated balance sheet included in the registration statement, or

      (ii) for the period from April 1, 2000, to May 31, 2000, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated total revenues or in the total or per-share amounts of net income (loss), except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur, except for the decreases and changes we noted as follows:

      . Consolidated net current assets were $17,983,000 at May 31, 2000, a decrease of $1,464,000 from $19,447,000 at March 31, 2000.

      . Consolidated stockholders' equity was $19,901,000 at May 31, 2000, a decrease of $1,394,000 from $21,295,000 at March 31, 2000.

6. As mentioned in 4b, company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to May 31, 2000, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after May 31, 2000, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the company who have responsibility for financial accounting matters whether (a) at June 28, 2000, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the Company as compared with amounts shown on the March 31, 2000, unaudited consolidated balance sheet included in the registration statement or (b) for the period from April 1, 2000, to June 28, 2000, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues or in the total or per-share amounts of net income (loss). On the basis of these

Syntroleum Corporation
         and
Merrill Lynch Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Petrie Parkman & Co., Inc.
Page 4
June 29, 2000

   inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur, except for the decreases and changes as follows:

   . At June 28, 2000, we were informed that stockholders' equity decreased by the approximate amount of the net loss for the period from April 1, 2000 to June 28, 2000.

   . We were informed that consolidated net current assets decreased from April 1, 2000 to June 28, 2000.

7. For purposes of this letter, we have also read certain items identified by you on the attached portion of the Prospectus Supplement, Form 10-K/A (Amendment No. 1) for the year ended December 31, 1999 and the Form 10-Q for the three-months ended March 31, 2000, all included in Exhibit II and have performed certain additional procedures, which were applied as indicated through the use of letter symbols explained in Exhibit I.

8. Based on the procedures we performed, we noted that certain amounts did not agree to the amounts shown in Exhibit II, as described below:

   . Page 24 of the Company's annual report on Form 10-K/A for the year ended
     December 31, 1999 states that the Company's property in Gillette, Wyoming is subject to industrial revenue refunding bonds in the amount of $6 million. Our review of the Company's accounting records indicates that the industrial revenue refunding bonds are $5.8 million.

   . Page 45 of the Company's annual report on Form 10-K/A for the year ended
     December 31, 1999, states that as of March 1, 2000, Mr. Agee owed, pursuant to such promissory note, $678,854. Our review of the Company's accounting records indicates that Mr. Agee owed, pursuant to such promissory note, $679,854.

   . Page 46 of the Company's annual report on Form 10-K/A for the year ended
     December 31, 1999, states that during 1999, the Company paid Seward & Company, L.L.C. approximately $78,000 for consulting services rendered. Our review of the Company's accounting records indicates that the Company paid Seward & Company approximately $75,000 for consulting services rendered.

   . Page 46 of the Company's annual report on Form 10-K/A for the year ended
     December 31, 1999, states that in February 2000, the Company loaned
     Paul F. Schubert, Vice President of Research and Development $29,335. Our review of the Company's accounting records indicates that the Company loaned Mr. Schubert $29,335 in February 1999.

Syntroleum Corporation
         and
Merrill Lynch Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
Petrie Parkman & Co., Inc.
Page 5
June 29, 2000

9. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the registration statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the registration statement.